                            SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))
[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                              BUFFTON CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                              BUFFTON CORPORATION
- -------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
    or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    ---------------------------------------------------------------------------


    (2) Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------------


    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------



    (4) Proposed maximum aggregate value of transaction:

    ---------------------------------------------------------------------------


    (5) Total fee paid:

    ---------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    ----------------------------------------------------------------------------


    (2) Form, Schedule or Registration Statement No.:

    ---------------------------------------------------------------------------


    (3) Filing Party:

    ---------------------------------------------------------------------------


    (4) Date Filed:

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Notes:

                              BUFFTON CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 MARCH 21, 1995

TO THE STOCKHOLDERS:

  The Annual Meeting of the Stockholders of Buffton Corporation will be held in the Camellia II Room of the Fort Worth Club, 12th Floor, 306 W. 7th Street, Fort Worth, Texas, on March 21, 1995, at 10:00 o'clock a.m. (C.S.T.) for the following purposes:

  1. To elect three Directors to serve for a three-year term expiring in 1998, and

  2. To transact such other business as may properly come before the Annual Meeting or adjournment(s) thereof.

  By resolution of the Board of Directors, only stockholders of record as of the close of business on February 7, 1995 are entitled to notice of, and to vote at, the Annual Meeting. The transfer books will not be closed. A copy of the Annual Report for the fiscal year ended September 30, 1994 has been mailed to all stockholders of the Company.

                                          By Order of the Board of Directors,

                                          Robert Korman
                                          Secretary

Fort Worth, Texas
Dated February 10, 1995

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING, AND, IF YOU DO NOT EXPECT TO ATTEND IN PERSON, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                              BUFFTON CORPORATION
                          226 BAILEY AVENUE, SUITE 101
                            FORT WORTH, TEXAS 76107
                                 (817) 332-4761

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                 MARCH 21, 1995

                     SOLICITATION AND REVOCABILITY OF PROXY

  The accompanying Proxy, first mailed to stockholders on February 10, 1995, is solicited by the Board of Directors of Buffton Corporation (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held in the Camellia II Room of the Fort Worth Club, 12th Floor, 306 W. 7th Street, Fort Worth, Texas, on March 21, 1995, or at any adjournment(s) thereof. Giving the Proxy will not in any way affect the stockholder's right to attend the Annual Meeting and to vote in person or his right to revoke the Proxy at any time before it is exercised by requesting its return in writing to the Secretary of the Company at the office of the Company prior to or at the Annual Meeting.

  If the Proxy is revoked, the shares represented thereby will be voted at the Annual Meeting. Discretionary authority is provided in the Proxy as to any matters not specifically referred to therein. The management is not aware of any other matters which are likely to be brought before the Annual Meeting. However, if any such matters properly come before the Annual Meeting, it is understood that the Proxy holder or holders are fully authorized to vote thereon in accordance with his or their judgment and discretion. The costs of solicitation of Proxies will be borne by the Company.

                       RECORD DATE AND VOTING SECURITIES

  The Board of Directors of the Company has fixed the close of business on February 7, 1995 as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting. As of the record date, there were 5,458,022 shares of Common Stock of the Company issued and outstanding. Each shareholder of Common Stock is entitled to one vote for each share held by him. The Common Stock constitutes the only class of securities entitled to vote at the Annual Meeting.

                               SECURITY OWNERSHIP

  Ownership of Certain Beneficial Owners. The following table sets forth information as of February 7, 1995, with regard to the persons known to management of the Company to be beneficial owners of more than 5% of any class of the Company's voting securities:

                                                                            PERCENT
  TITLE OF          NAME AND ADDRESS            AMOUNT OF NATURE OF           OF
   CLASS          OF BENEFICIAL OWNER         BENEFICIAL OWNERSHIP(1)        CLASS
  --------        -------------------         -----------------------       -------
Common Stock     Twin Montana, Inc. (2)       372,605 shares owned of        6.83%
                 Post Office Box 720          record
                 Graham, Texas 76046

- --------
(1) Shares are deemed to be "beneficially owned" by a person if such person, directly or indirectly, has or shares (i) the voting power thereof, including the power to vote or to direct the voting of such shares, or

    (ii) the investment power with respect thereto, including the power to dispose or direct the disposition of such shares. In addition, a person is deemed to beneficially own any shares as to which such person has the right to acquire beneficial ownership within 60 days. The number of shares shown represents sole voting and investment power except as otherwise indicated in the footnotes below.
(2) H. T. Hunnewell, a Director of the Company, is President, a director, and owns 25% of the outstanding capital stock of Twin Montana, Inc. Mr. Hunnewell disclaims the beneficial ownership of these shares.

  Twin Montana, Inc. has informed the Company that they will vote their shares of the Company's Common Stock FOR the election of the nominees for Director set forth in the table under "Election of Directors" on page 3 herein. Otherwise, no written or oral agreement or other arrangement exists between any of the above-named individuals or companies and the Company regarding the manner in which the shares of the Company's Common Stock owned by each will be voted on any issue or policy affecting the Company.

 Ownership of Management. The table below reflects the shares of the Company's Common Stock beneficially owned by the current Directors of the Company and Executive Officers, as of February 7, 1995, and the number of shares beneficially owned by all Directors and officers of the Company as a group.

                                                     AMOUNT AND NATURE
        TITLE OF                                       OF BENEFICIAL   PERCENT
         CLASS         NAME OF BENEFICIAL OWNER        OWNERSHIP(1)    OF CLASS
        --------       ------------------------      ----------------- --------
      Common Stock  John M. Edgar...................        20,040          *
      Common Stock  Hampton Hodges..................        23,000          *
      Common Stock  H. T. Hunnewell.................       372,605(2)     6.83%
      Common Stock  Robert H. McLean................        54,831(3)     1.0 %
      Common Stock  Russell J. Sarno................        17,614          *
      Common Stock  Bruno V. D'Agostino.............        20,000          *
      Common Stock  Robert Korman...................        12,354(4)       *
      Common Stock  Walter D. Rogers, Jr............        12,225(5)       *
                    All current Directors and
                     Officers as a group (8 in
                     number)........................       532,669(5)     9.76%

- --------
 *  Less than 1%
(1) Shares are deemed to be "beneficially owned" by a person, if such person directly or indirectly, has or shares (i) the voting power thereof, including the power to vote or to direct the voting of such shares, or (ii) the investment power with respect thereto, including the power to dispose or direct the disposition of such shares. In addition, a person is deemed to beneficially own any shares as to which such person has the right to acquire beneficial ownership within 60 days. The number of shares shown represents sole voting power except as otherwise indicated.
(2) See note 2 under "Security Ownership" on page 2 herein.
(3) This figure does not include 250,000 shares of the Company's common stock issuable to Mr. McLean pursuant to non-qualified stock options which are not exercisable until August 7, 1995. The figure includes 4,831 shares which are owned by the Employee Stock Ownership Plan and are voted by Mr. McLean pursuant to the plan.
(4) This figure does not include 100,000 shares of the Company's common stock issuable to Mr. Korman pursuant to non-qualified stock options which are not exercisable until August 7, 1995. The figure includes 2,354 shares which are owned by the Employee Stock Ownership Plan and are voted by Mr. Korman pursuant to the plan.
(5) This figure does not include 100,000 shares of the Company's common stock issuable to Mr. Rogers pursuant to non-qualified stock options which are not exercisable until August 7, 1995. The figure includes 2,125 shares which are owned by the Employee Stock Ownership Plan and are voted by Mr. Rogers pursuant to the plan.

                             ELECTION OF DIRECTORS

NOMINEES FOR ELECTION AS DIRECTORS

  The Company's Certificate of Incorporation provides that the Company's Board of Directors shall be divided into three classes, as nearly equal in size as possible, each of which is to serve for a term of three years.

  The nominees for Director are Bruno D'Agostino, John M. Edgar, and Robert H. McLean. The nominees have been nominated for re-election by the Board of Directors to serve for a three-year term expiring in February of 1998. The nominees are currently serving as Directors and have consented to serve for the new term.

  The following table reflects the name and age of the nominee, the position and office with the Company currently held by the nominee, the period of service as Director of the Company, and the term for which such nominee will serve, if elected.

                                    POSITION HELD                       TERM TO
    NOMINEE'S NAME     AGE        WITH THE COMPANY       DIRECTOR SINCE EXPIRE
    --------------     ---        ----------------       -------------- -------
 Bruno V. D'Agostino   52             Director           December 1991   1998
 John M. Edgar         51             Director           September 1987  1998
 Robert H. McLean      53    President, Chief Executive   January 1981   1998
                            Officer and Chairman of the
                                Board of Directors

  The following table reflects the name and age of each of the continuing
Directors whose terms are not expiring, including the name and age of each continuing Director, the positions and offices with the Company currently held by each continuing Director, the period of service as a Director of the Company, and the year in which such continuing Directors' terms will expire.

                                    POSITION HELD                       TERM TO
    NOMINEE'S NAME     AGE        WITH THE COMPANY       DIRECTOR SINCE EXPIRE
    --------------     ---        ----------------       -------------- -------
 Hampton Hodges        57             Director           December 1980   1997
 Walter D. Rogers, Jr. 50             Director           February 1995   1997
 H.T. Hunnewell        68             Director            January 1981   1996
 Russell J. Sarno      59             Director              May 1984     1996

  To be elected as Director, each nominee must receive the favorable vote of a plurality of the shares represented and entitled to vote at the Annual Meeting. The persons named in the enclosed form of Proxy, unless otherwise directed therein, intend to vote such Proxy FOR the election of the nominee named herein as Director of the Company. If any nominee becomes unavailable for any reason, the persons named in the form of Proxy are expected to consult with management of the Company in voting the shares represented by them. The management of the Company has no reason to doubt the availability of the nominee to serve and no reason to believe that the nominee will be unavailable or unwilling to serve if elected to office. To the knowledge of management, the nominee intends to serve the term for which election is sought. The Board of Directors recommends a vote for the nominee.

  Business Experience. The following is a brief summary of the business experience of the nominee for election as Director and of each of the continuing Directors for the past five years.

NOMINEES

  BRUNO V. D'AGOSTINO served from 1978 to 1987 as Senior Vice President of Benjamin Thompson & Associates, a firm specializing in marketplace architecture. In August 1987, Bruno D'Agostino became a founding partner of D'Agostino Izzo Quirk Architects, and he continues to serve in that capacity, directing urban design projects throughout the United States. Mr. D'Agostino received a Masters degree in Architecture and Urban Design from Harvard University in 1969.

  JOHN M. EDGAR has been engaged in the private practice of law in Kansas City, Missouri since 1968. Mr. Edgar is currently the managing partner of the Kansas City office of the law firm of Bryan, Cave, McPheeters & McRoberts. Mr. Edgar received a B.S. degree in Business Administration and Accounting from the University of Kansas in 1965, and a J.D. degree, with honors, from the University of Missouri at Kansas City in 1968.

  ROBERT H. McLEAN co-founded the Company in 1980 and has served as the Chairman of the Board, President and Chief Executive Officer of the Company since February 1989. Mr. McLean received a B.B.A. in Business Administration from the University of Texas at Austin in 1963 and an L.L.B. from the University of Texas School of Law in 1966.

CONTINUING DIRECTORS

  HAMPTON HODGES serves as President of Cottonwood Properties, a commercial real estate company located in Fort Worth, Texas. Mr. Hodges received a Bachelor of Science degree from the United States Military Academy at West Point in 1961.

  H. T. HUNNEWELL serves as President of Twin Montana, Inc., an oil and gas exploration and development company located in Graham Texas, and as President of Echo Production, Inc. Prior to October 1991, Mr. Hunnewell was Vice President of Twin Montana, Inc. Mr. Hunnewell received a B.S. degree in Petroleum Engineering and a B.S. degree in Geology from Texas A&M University in 1950.

  RUSSELL J. SARNO has served as President of Flo Control, Inc., a California Corporation and manufacturer of specialty fluid control devices located in Burbank, California, since January 1, 1995. For ten years prior to January 1, 1995, Mr. Sarno served as President of a wholly-owned subsidiary of the Company that owned the Flo Control, Inc. operations.

  WALTER D. ROGERS, JR. has served as President of Current Technology, Inc. since May 1992. Mr. Rogers served as Executive Vice President of Current Technology from October 1990 to May 1992 and served as Vice President of the Company between March 1988 and October 1990. Mr. Rogers received a B.S. degree in Business Administration and Accounting from the University of Alaska in 1972.

  Relationships. There is no family relationship between any of the Directors of the Company.

  Meetings and Committees. For the fiscal year 1994, the Board of Directors of the Company met five times with all of the meetings being regularly scheduled. All of the Directors serving on the Board during such period attended at least 75% of the meetings held during fiscal year 1994.

  The Board of Directors does not have a standing Nominating Committee or a standing Compensation Committee.

  The Board of Directors has an Audit Committee presently composed of the following Directors: Hampton Hodges, H.T. Hunnewell and John M. Edgar. In fiscal year 1994, the Audit Committee met one time. The Audit Committee generally assists the Board of Directors in fulfilling its responsibilities relating to the Company's accounting policies, financial reporting practices, and communication with the independent accountants. The members of the Audit Committee are selected at the regularly scheduled meeting of the Board of Directors immediately following each Annual Meeting of Stockholders.

                       EXECUTIVE OFFICERS OF THE COMPANY

  The executive officers of the Company, their respective ages, positions held, and tenure with the Company are as follows:

                                             POSITION HELD                OFFICER OF THE
        NAME             AGE               WITHIN THE COMPANY             COMPANY SINCE
        ----             ---               ------------------             --------------
Robert H. McLean         53    President, Chief Executive Officer and          1985
                                Chairman of the Board of Directors
Robert Korman            47    Vice President, Treasurer, Chief Financial      1982
                                Officer and Secretary
Walter D. Rogers, Jr.    50    Director, President of Current                  1988
                                Technology, Inc.

  Business Experience of Executive Officers. Information concerning the business experience of Messrs. McLean and Rogers is provided under "Election of Directors" on page 5 herein.

  ROBERT KORMAN, a Certified Public Accountant, has served as Vice President, Treasurer, and Chief Financial Officer of the company since February 1989. Mr. Korman served as the Treasurer of the Company from December 1982 to February 1989. Mr. Korman was elected as the Secretary of the Company February 1994.

  Terms of Office; Relationship. The officers of the Company are elected annually by the Board of Directors of the Company at the Annual Meeting of Directors held immediately following each Annual Meeting of Stockholders, or as soon thereafter as necessary and convenient in order to fill vacancies or newly created offices. Each officer holds office until his successor is duly elected and qualified or until his death, resignation or removal, if earlier. Any officer or agent elected or appointed by the Board of Directors of the Company may be removed by the Board of Directors whenever, in its judgment, the best interests of the Company will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

  There are no family relationships among the executive officers of the Company. There are no arrangements or understandings between any officer and any other person pursuant to which that officer was elected.

                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

  The following table sets forth the compensation paid or accrued by the Company and its subsidiaries for services rendered during the last three fiscal years to (i) the Company's Chief Executive Officer, and (ii) each of the most highly compensated executive officers of the Company whose cash compensation exceeds $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                 LONG TERM COMPENSATION
                                                               ---------------------------
                                    ANNUAL COMPENSATION              AWARDS        PAYOUTS
                              -------------------------------- ------------------- -------
          (A)            (B)    (C)     (D)         (E)           (F)       (G)      (H)       (I)
                                                               RESTRICTED
                                                   OTHER         STOCK    OPTIONS/  LTIP    ALL OTHER
  NAME AND PRINCIPAL          SALARY   BONUS       ANNUAL       AWARD(S)    SARS   PAYOUTS COMPENSATION
       POSITION          YEAR ($)(A)  ($)(A)  COMPENSATION ($)    ($)       (#)      ($)      ($)80
  ------------------     ---- ------- ------- ---------------- ---------- -------- ------- ------------
Robert H. McLean         1994 250,000 225,000       --            --        --       --       1,613(B)
Chief Executive Officer  1993 215,000     --        --            --        --       --       1,688(B)
                         1992 215,000     --        --            --        --       --       1,500(B)
Russell J. Sarno         1994 132,500     --        --            --        --       --         938(B)
President of Flo         1993 125,000     --        --            --        --       --         938(B)
 Control, Inc.           1992 125,000     --        --            --        --       --         937(B)
Robert Korman            1994 125,000  80,000       --            --        --       --         368(B)
Chief Financial Officer  1993 122,200  21,000       --            --        --       --         267(B)
                         1992 122,200   5,000       --            --        --       --         356(B)
Walter D. Rogers, Jr.    1994 135,833  60,000       --            --        --       --         964(B)
President of Current     1993 106,250  20,000       --            --        --       --         865(B)
Technology, Inc.         1992 100,000     --        --            --        --       --         812(B)

- --------
(A) The amounts shown include cash and non-cash compensation earned and received by executive officers as well as amounts earned but deferred at the election of those officers.

(B) Contributions by the Company to it's 401(k) Profit Sharing Plan on behalf of the named executive officers.

OPTIONS GRANTED

  The Company did not grant stock options or stock appreciation rights (SARs) to the Company's CEO or any of its most highly compensated executive officers during the last fiscal year. See "Transactions With Management and Others" on page 10 for description of non-qualified stock options granted under the Company's Equity Participation Plan to Mr. McLean, Mr. Korman and Mr. Rogers during the 1995 fiscal year.

OPTIONS EXERCISED AND YEAR-END VALUE TABLE

  All options under grant expired without being exercised during the fiscal year ended September 30, 1994.

LONG TERM INCENTIVE PLAN AWARDS

  The Company did not make any awards to the Company's CEO or any of its most highly compensated executive officers during the year ended September 30, 1994 under any Long Term Incentive Plan.

BOARD OF DIRECTORS' REPORT ON COMPENSATION

  The following is a report of the Board of Directors regarding actions taken with respect to executive compensation during the fiscal year ended september 30, 1994. Please note that the Company does not intend for this information to be incorporated by reference in any previous or subsequent SEC filing by the Company.

                 The Board of Directors' Report on Compensation
                                      for
                         Fiscal Year September 30, 1994

  Compensation policies and annual compensation applicable to the Company's executive officers are the responsibility of the Board of Directors and is set each year during a regularly scheduled meeting. Executive officers of the Company who are also members of the Board do not participate in the setting of their own compensation.

  In setting compensation, the Board of Directors takes into account salary levels, performance bonus plans, stock incentive plans and other compensation packages made available to executive officers of competing companies as well as companies of a similar size and nature. In addition, the Board reviews the individual performance of each executive officer and the overall performance of the Company.

  More specifically, with respect to the compensation paid to Mr. Robert H. McLean, Chairman of the Board, President and Chief Executive Officer of the Company, the Board of Directors took into account the Company's continued return to profitability, the substantial reduction in Company debt over the past five years achieved by Mr. McLean's successful disposition of Company assets, the success Mr. McLean has experienced in extricating the Company from serious and costly litigation and the significant progress being made through Mr. McLean's efforts to obtain an expedited remedial solution at the Company's Vestal, New York Superfund Site.

  The executive officers of the Company are eligible to participate in two stock option plans which allow certain employees and officers to acquire or increase their proprietary interest in the Company. These plans are the Incentive Stock Option Plan and Equity Participation Plan. No options were granted in the fiscal year ended September 30, 1994.

                             THE BOARD OF DIRECTORS

            Bruno V. D'Agostino                     H. T. Hunnewell
            John M. Edgar                           Russell J. Sarno
            Hampton Hodges                          Robert H. McLean, Chairman

Date: December 9, 1994

COMPENSATION OF DIRECTORS

  During the fiscal year ended September 30, 1994, each non-employee Director of the Company was paid $500 for each Board meeting or Committee meeting attended in person and $250 for each Board meeting or Committee meeting attended by conference telephone. For the 1995 fiscal year the Board of Directors has approved the decision to issue shares of the Company's common stock in lieu of cash compensation for director's fees. As a result, Mr. D'Agostino, Mr. Edgar, Mr. Hodges and Mr. Hunnewell as non-employee Directors received 20,000 shares of the Company's common stock. Mr. Sarno became a non-employee Director effective January 1, 1995 and received 15,000 shares of the Company's common stock. Depending upon the performance of the Company and its common stock, as reviewed following the 1995 fiscal year, a portion of the shares issued in 1995 may be applied to compensation for the 1996 fiscal year. The Company reimburses the Directors for expenses in connection with meetings, and otherwise does not incur any cash outlays with respect to Director expenses.

EMPLOYMENT AGREEMENTS

  Mr. McLean has an Employment Agreement with the Company which provides for severance compensation following a Change in Control of the Company in the event Mr. McLean's employment is terminated for any reason within twenty-four
(24) months thereafter equal to two times Mr. McLean's annual cash compensation for the fiscal year prior to the year of termination. Otherwise, Mr. McLean's Employment Agreement with the Company may be terminated without cause upon ninety (90) days prior written notice.

  Mr. Korman has an Employment Agreement with the Company providing for a one year term of employment which, unless terminated upon proper notice, is automatically renewed for successive one year periods. However, this Employment Agreement may be terminated by the Company without cause upon thirty (30) days prior written notice. Under such circumstances Mr. Korman is to receive the greater of either one month's salary for each full year of Mr. Korman's employment with the Company, or the salary payable from the date of notice of termination through the end of the term of Mr. Korman's Employment Agreement. In the event Mr. Korman's employment with the Company is terminated for any reason within twenty-four (24) months following a change in control of the Company, Mr. Korman is entitled to receive severance compensation payable in a lump sum equal to Mr. Korman's then current annual base salary.

  Mr. Rogers has an Employment Agreement with the Company providing for a one year term of employment which, unless terminated upon proper notice, is automatically renewed for successive one year periods. However, this Employment Agreement may be terminated by the Company without cause upon thirty (30) days prior written notice. Under such circumstances Mr. Rogers is to receive the greater of either $100,000, or the salary payable from the date of notice of termination through the end of the term of Mr. Roger's Employment Agreement. Additionally, in the event that Current Technology, Inc., (CTI) is sold while Mr. Rogers is employed by CTI, Mr. Rogers is entitled to receive a sum equal to 25% of the purchase price for CTI in excess of book value of CTI, not to exceed the sum of $500,000.

  For purposes of the employment agreements referred to immediately above and as used elsewhere in this Proxy Statement, a "Change in Control" is defined as having occurred upon any of the following events: (i) the acquisition by any person (or persons acting in concert) of 20% or more of the outstanding voting stock of the Company; (ii) the sale, transfer, liquidation or other disposition of all or substantially all of the Company's assets, or any merger, consolidation or reorganization to which the Company is a party and pursuant to which the Company does not survive, or (iii) the election, during any period of 24 months or less, of 20% or more of the members of the Company's Board of Directors without the new members being approved by a majority of the members of the Company's Board of Directors then serving unless the members of the Company's Board of Directors in office immediately prior to the Change in Control (excluding any member who has initiated the Change in Control) determines that any of the foregoing events should not be deemed a Change in Control.

STOCK PRICE PERFORMANCE

  The following table compares the total shareholder returns over the last five years to the American Stock Exchange Market Value Index and the Multi Industry Group Index. The Company is listed on the American Stock Exchange and has multiple industries. The shareholder return shown below is not necessarily indicative of future performance.


                         [GRAPH APPEARS HERE]

                   COMPARISON OF FIVE YEAR CUMULATIVE RETURN
                  OF COMPANY, INDUSTRY INDEX AND BROAD MARKET

Measurement period              Buffton     Industry   Broad Market
(Fiscal Year Covered)         Corporation    Index       Index
- ---------------------         -----------   --------    --------
Measurement PT -
12/31/89                        $100.00      $100.00     $100.00

FYE 12/31/90                    $ 21.05      $ 87.56     $ 81.92
FYE 12/31/91                    $ 23.68      $102.62     $ 98.23
FYE 12/31/92                    $ 17.11      $112.87     $102.52
FYE 12/31/93                    $ 26.32      $139.57     $120.35
FYE 12/31/94                    $ 34.21      $140.02     $122.65


  Note: The above paragraph shows stock price performances assuming dividend reinvestment.

                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

  In a transaction effective January 1, 1995, Flo Control, Inc., a Delaware corporation (Seller), a wholly-owned subsidiary of the Company, sold substantially all of its operating assets to Flo Control, Inc., a California corporation (Buyer) owned by Russell J. Sarno, a stockholder and Director of the Company. The purchase price for the assets was $3,100,000 in cash, plus the assumption of $800,000 of liabilities. As a condition of the sale, Buyer was required to purchase for $150,000 in cash the Seller's undivided ninety-five percent (95%) joint venture interest in Florida Realty Joint Venture. The purchase price for the assets sold was determined by the disinterested members of the Company's Board of Directors to be reasonable and fair in view of the financial statements of the operations being sold, through discussions with several independent third parties familiar with the assets being sold, including companies engaged in the same industry, through the solicitation of purchase offers from third parties and in view of the fact that the Buyer was required to acquire Seller's interest in Florida Realty Joint Venture, which resulted in the removal of approximately $2,300,000 in debt from the Company's consolidated balance sheet and eliminated cash outlays of approximately $30,000 per month for the next two years.

  On February 3, 1995, the Company's Board of Directors approved a fiscal year 1995 bonus in the form of restricted common stock of the Company for Mr. McLean for 50,000 shares, Mr. Korman for 10,000 shares and Mr. Rogers for 10,000 shares.

  On February 3, 1995, the Company's Board of Directors of the Company approved the grant of non-qualified stock options, pursuant to the provision of the Company's Equity Participation Plan, to Mr. McLean for 250,000 shares, to Mr. Korman for 100,000 shares and to Mr. Rogers for 100,000 shares. The Equity Participation Plan provides for granting of options to key management employees. The options are for a term of five years and are not exercisable until August 7, 1995. The option price was equal to the market value of the Company's stock at date of grant.

                       TIMELINESS OF CERTAIN SEC FILINGS

  During the fiscal year ended September 30, 1994, Mr. McLean, Mr. Sarno, Mr. Korman and Mr. Rogers were late in filing SEC Form 5 with respect to the expiration of certain stock options. Mr. Edgar failed to file a Form 4 with respect to the sale of 500 shares by his retirement plan.

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

  The Board of Directors of the Company has selected Price Waterhouse as independent accountants to audit the books, records and accounts of the Company for fiscal year 1994. Price Waterhouse has served as the Company's independent accountants since the inception of the Company, and is therefore familiar with the affairs and financial procedures of the Company. To the knowledge of management of the Company, neither such firm nor any of its members has any direct or material indirect financial interest in the Company, nor any connection with the Company in any capacity other than as independent accountants.

  Audit and audit related services were performed by Price Waterhouse during the fiscal year ended September 30, 1994 and included the audit of the annual financial statements and Form 10-K of the Company.

  A representative of Price Waterhouse is expected to be present at the Annual Meeting to answer questions and will be afforded an opportunity to make any statement he wishes to make regarding the financial statements of the Company.

                            EXPENSE OF SOLICITATION

  The cost of preparing, assembling and mailing this Proxy Statement, the notice of Annual Meeting of Stockholders and the enclosed Proxy is to be borne by the Company. The Company has retained the Beacon Hill Partners, Inc. to assist it in connection with the solicitation of proxies. In connection therewith, the Company will pay Beacon Hill Partners, Inc. $1,000 plus expenses.

  In addition to the solicitation of proxies by use of the mails, the Company may also utilize the services of some of its officers and regular employees (who will receive no compensation therefor in addition to their regular salaries) to solicit proxies personally and by telephone and telegraph. The Company requests banks, brokers, and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for the expenses in so doing.

                               VOTING PROCEDURES

  Each holder of common stock is entitled to one vote for each share held by him. The presiding officer of the meeting will appoint two independent election judges to count votes at the annual meeting. One of the two judges shall be a representative of the Company's Registrar and Transfer Agent. The Company's Bylaws provide that Directors shall be chosen by a plurality of the votes cast by the holders of shares entitled to vote and represented in person or by proxy at an annual meeting at which a quorum is present, and that the majority of the shares entitled to vote constitutes a quorum. If a shareholder abstains from voting by not attending the annual meeting in person or by proxy, the effect of that abstention would be to reduce the number of shares present at the annual meeting for the purposes of determining whether a quorum exists. After a quorum is found to exist, abstentions by those represented in person or by proxy at the meeting and broker non-votes are treated as failures to vote. Since Director nominees are elected by a plurality of the votes cast, an abstention or broker non-vote has no effect upon the outcome of an election. The Company Bylaws are consistent with Delaware laws; therefore, the effect of abstentions and broker non-votes is the same under either.

                   INFORMATION CONCERNING 1996 ANNUAL MEETING

  The 1996 Annual Meeting of Stockholders of the Company is expected to be held on or about March 21, 1996, with the mailing of Proxy materials for such Meeting to be made on or about February 10, 1996. If a stockholder intends to submit a nomination for Director for consideration by the Board of Directors, notice of such nomination as required by Article II of the Company's Bylaws must be received by the Company at its principal executive offices on or before November 13, 1995, in order to be considered for inclusion in the Proxy Statement and Proxy relating to the 1996 Annual Meeting. All other stockholder proposals must be received by the Company on or before October 13, 1995.

                                    GENERAL

  The Company is furnishing to each person whose Proxy is being solicited a copy of the Annual Report of the Company on Form 10-K for the fiscal year ended September 30, 1994, as filed with the Securities and Exchange Commission, including the financial statements and schedules thereto. Such report was filed with the Securities and Exchange Commission on December 22, 1994. Requests for additional copies of such report should be directed to Buffton Corporation Corporate Secretary, 226 Bailey Avenue, Suite 101, Fort Worth, Texas 76107.

  PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. A PROMPT RETURN OF YOUR PROXY WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILING.

                                   FOR ANNUAL MEETING TO BE
       BUFFTON CORPORATION         HELD MARCH 21, 1995

     The undersigned hereby appoints Robert H. McLean, Robert Korman, and Claude
     L. Wakeland, and each of them, proxies of the undersigned, with full power of substitution for and in the name, place and stead of the undersigned to appear and act for and to vote all shares of Buffton Corporation standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act at the Annual Meeting of Stockholders of said
  P Company to be held in Fort Worth, Texas on March 21, 1995 at 10 A.M., C.S.T., or at any adjournments or postponements thereof, with all the powers the undersigned would possess if then personally present, and especially, but without limiting the foregoing, to vote:
  R
     1. For the Election of Directors.
        [_] FOR the three nominees listed below (except as marked to the contrary below).
  O [_] WITHHOLD AUTHORITY to vote for the three nominees listed below. Bruno V. D'Agostino, John M. Edgar and Robert H. McLean
        NOTE: If you desire to withhold authority to vote for one or more, but not all of the above named nominees, check the box "FOR" and indicate
  X your desire to withhold such authority by drawing a line through the name(s) of such nominee(s).

     2. Upon such other matters as may properly come before the meeting.
  Y                   [_] FOR   [_] AGAINST   [_] ABSTAIN

     The shares of the undersigned are to be voted in accordance with the specifications made with respect to Items 1 and 2. If no specification is made as to any one or all of the Items, this Proxy shall be deemed to confer discretionary authority as to such item, or items, and shall in each such case be voted FOR the election or FOR the proposal as the case may be.

                  PROXY SOLICITATED BY THE BOARD OF DIRECTORS

   PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON, DATE AND MAIL IN ENCLOSED
                                   ENVELOPE.





                                FOR ANNUAL MEETING TO BE
       BUFFTON CORPORATION      HELD MARCH 21, 1995

    The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement and of the Company's 1994 Annual Report and ratifies and confirms all that any of the said proxy holders or their substitutes may lawfully do or cause to be done by virtue
 P  hereof.

                                            DATED: ______________________, 1995
 R
                                            ___________________________________
                                                  Stockholder's Signature
 O
                                            ___________________________________
                                                 Signature if Held Jointly
 X
                                           Please sign exactly as name
                                           appears hereon. Joint owners
 Y should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.